UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 15, 2014

NIMBLE STORAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36233	26-1418899
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 River Oaks Parkway San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-9600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 15, 2014, Nimble Storage, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (“Annual Meeting”) and the following proposals were adopted:

1.	Election of two Class I directors, Varun Mehta and Suresh Vasudevan, each to serve a three-year term, which will expire at the 2017 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Varun Mehta	57,074,347	107,836	1,977,807
Suresh Vasudevan	57,160,100	22,083	1,977,807

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
59,107,045	48,986	3,959	0

3.	Approval of the amendment of the Company’s 2013 Equity Incentive Plan to increase the Section 162(m) share limits and performance award dollar limit and to re-approve material terms and performance criteria under the 2013 Equity Incentive Plan:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
53,341,460	3,835,600	5,123	1,977,807

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nimble Storage, INC.

By:	/s/ Anup Singh
Anup Singh Chief Financial Officer

Date: July 17, 2014